STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
PROGRAM FOR ANNUAL CLOSING OF ACCOUNTS
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                                                                    EXHIBIT 12.1

                                  EXHIBIT 12.1

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                            STARWOOD HOTELS & RESORTS
             CALCULATION OF RATIO OF EARNINGS TO TOTAL FIXED CHARGES
                              (DOLLARS IN MILLIONS)

                                                      MARCH 31                         YEAR ENDED DECEMBER 31,
                                                      --------      -----------------------------------------------------------
                                                        2002        2001          2000           1999         1998         1997
                                                        ----        ----          ----           ----         ----         ----
Earnings:
Income from continuing operations ...............         32         151           401        $  (638)       $ 220        $(233)
Add:
    Adjustment for distributions in excess of
      equity earnings and losses ................         (9)        (13)          (14)           (30)          (8)          (3)
    Provision for income taxes ..................         13          46           201          1,076          (89)         154
    Minority equity in net income ...............         (1)          3             8             95           14            9
    Amortization of interest capitalized ........         --           1             1              1            4            2
                                                        ----        ----        ------        -------        -----        -----
                                                          35         188           597            504          141          (71)
                                                        ----        ----        ------        -------        -----        -----

Fixed Charges:
    Interest and other financial charges ........         84         394           457            516          473           33
    Interest factor attributable to rentals .....          6          25            21             14           12           10
                                                        ----        ----        ------        -------        -----        -----
                                                          90         419           478            530          485           43
                                                        ----        ----        ------        -------        -----        -----

                                                        ----        ----        ------
Earnings, as adjusted, from continuing operations        125         607         1,075        $ 1,034        $ 626        $ (28)
                                                        ====        ====        ======        =======        =====        =====

Fixed Charges:
    Fixed charges above .........................         90         419           478        $   530        $ 485        $  43
    Interest capitalized ........................         --           7             3              8           14            7
                                                        ----        ----        ------        -------        -----        -----
    Total fixed charges .........................         90         426           481        $   538        $ 499        $  50
                                                        ----        ----        ======        =======        =====        =====

Ratio:
    Earnings, as adjusted, from continuing
      operations to fixed charges ...............       1.39        1.42          2.23           1.92         1.25          (a)
                                                        ====        ====        ======        =======        =====        =====

(a) Earnings to fixed charges were insufficient by $78 million in 1997.